                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           BARR LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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
                         [BARR LABORATORIES, INC. LOGO]


                             BARR LABORATORIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

         The Annual Meeting of Shareholders of Barr Laboratories, Inc. will be held on October 26, 2000 at 10:00 a.m. at the Plaza Hotel, 5th Avenue and Central Park South, New York, NY for the following purposes:

                  1. To elect a Board of eight Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

                  2. To consider approval of an amendment to the Company's 1993 Stock Incentive Plan;

                  3. To transact such other business as may properly come before the meeting.

         Owners of record at the close of business on August 28, 2000 will be entitled to vote at the meeting or at any adjournments or postponements thereof.

         Each shareholder is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw the proxy and vote personally on each matter brought before the Annual Meeting.

                              By Order of the Board of Directors



                              Paul M. Bisaro
                              Secretary

2 Quaker Road
P.O. Box 2900
Pomona, New York  10970-0519
September 25, 2000

                             BARR LABORATORIES, INC.
                                  2 Quaker Road
                                  P.O. Box 2900
                           Pomona, New York 10970-0519


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held October 26, 2000


SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Barr Laboratories, Inc., a New York corporation (the "Company"), for use at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on October 26, 2000 at the Plaza Hotel, 5th Avenue and Central Park South, New York, NY and at any adjournment or postponement thereof. It is anticipated that this Proxy Statement, together with the form of proxy, will first be mailed to the Company's shareholders on or before September 25, 2000.

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy for the Annual Meeting bearing a later date or (iii) delivering written notice of revocation to the Secretary of the Company prior to use of the enclosed proxy at the Annual Meeting.

         The Company will bear the cost of this solicitation of proxies, including expenses in connection with the preparing, assembling and mailing of proxy solicitation materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone by Directors, Officers or employees of the Company, who will receive no additional compensation for such services. The Company has retained Continental Stock Transfer & Trust Company to aid in the solicitation of proxies for which the Company expects to pay approximately $25,000, plus reimbursable expenses.


RECORD DATE

         The close of business on August 28, 2000 is the record date for determination of holders of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date there were outstanding and entitled to vote 35,169,337 shares of Common Stock, each entitled to one vote.

ACTION TO BE TAKEN UNDER THE PROXY

         The persons acting under the proxy will vote the shares represented thereby for the election of the Company's nominees as Directors, and for approval of the amendment to the Company's 1993 Stock Incentive Plan or, if otherwise directed by the person executing the proxy, in accordance with such direction. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. Directors are elected by a plurality of votes cast. Abstentions, broker non-votes and withheld votes will not be considered as cast votes. The affirmative vote of a majority of all outstanding shares is required to approve the amendment to the 1993 Stock Incentive Plan; however, an abstention in connection with such proposal will have the same legal effect as a vote against such proposal.


PROPOSAL 1.       ELECTION OF DIRECTORS

         If all of the Company's nominees are elected, the Board of Directors of the Company will consist of Bruce L. Downey (Chairman), Edwin A. Cohen (Vice-Chairman), Paul M. Bisaro, Robert J. Bolger, Michael F. Florence, Jacob M. Kay, Bernard C. Sherman and George P. Stephan, who will serve as Directors until the 2001 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. If any nominee becomes unable or declines to accept nomination or election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors recommends. The Company does not have a standing nominating committee; the current nominees for Directors have been proposed by the Company's Chairman and the Company's principal shareholder.

         Seven meetings of the Board of Directors were held during the fiscal year ended June 30, 2000. In addition, there were nine committee meetings. No Director attended fewer than 75% of the total number of meetings of the Board and all committees on which the Director served.


AUDIT COMMITTEE

         The functions of the Audit Committee are to assist the Board in overseeing and reviewing the Company's internal accounting controls, to review the audited financial statements and to investigate and make recommendations to the Board with respect to the appointment of independent auditors. The Committee, which met four times during the fiscal year ended June 30, 2000, is composed of Messrs. Stephan and Bolger.


COMPENSATION COMMITTEE

         The Compensation Committee is responsible for reviewing and authorizing the granting of stock options to Officers and other key employees under the Company's stock option plans and for reviewing compensation to be paid to Officers and other key personnel of the

Company. Current members of the Committee, none of whom is an employee of the Company, are Messrs. Florence and Stephan. Four meetings of the Committee were held during the fiscal year ended June 30, 2000.


BUSINESS DEVELOPMENT COMMITTEE

         The Business Development Committee is responsible for evaluating and providing advice to management on the merits of various business ventures, including but not limited to, mergers, acquisitions, joint ventures, strategic partnerships and other business arrangements. Current members of the Committee are Messrs. Downey, Cohen, Bisaro and Kay. The Committee met once during the fiscal year ended June 30, 2000, with all other business development matters discussed by the full Board of Directors at each Board meeting.


COMPENSATION OF DIRECTORS

         During fiscal 2000, directors, excluding Messrs. Downey and Bisaro, received quarterly retainers of $7,500 covering their attendance at the Board Meetings and participation in Committee Meetings. During fiscal 2000, Mr. Bolger received $7,400 for consulting services provided to the Company. During fiscal 2000, Mr. Cohen was paid $200,000 pursuant to his consulting agreement with the Company which expires on June 30, 2002. Under the Company's 1993 Stock Option Plan for Non-Employee Directors, as amended, each Director who is not an employee of the Company (other than a Director who owns 40% or more of the Common Stock) receives an annual option grant to purchase 7,500 shares at an option price equal to 100% of the fair market of the Common Stock on the date of grant. Each option has a ten-year term and becomes exercisable on the date of the first annual shareholders' meeting immediately following the date of the grant. On October 28, 1999, each participating Director received a grant of an option to purchase 7,500 shares at an exercise price of $19.60 per share.


INFORMATION ON NOMINEES

         BRUCE L. DOWNEY, 52, became a member of the Board of Directors in January 1993 and was elected Chairman of the Board and Chief Executive Officer in February of 1994. From January 1993 to December 1999, he served as the Company's President and Chief Operating Officer. Prior to assuming these positions, from 1981 to 1993, Mr. Downey was a partner in the law firm of Winston & Strawn and a predecessor firm of Bishop, Cook, Purcell and Reynolds. Mr. Downey is also a Director of Warner Chilcott, plc.


         EDWIN A. COHEN, 68, founded the Company in 1970. Mr. Cohen served as President, Chairman of the Board and Chief Executive Officer until 1994. In February of 1994, he was elected to the position of Vice Chairman of the Board and became a consultant to the Company.

         PAUL M. BISARO, 39, was elected a Director of the Company in June 1998 and in December 1999 was appointed to the position of President and Chief Operating Officer. Previously, he served as Senior Vice President - Strategic Business Development and General

Counsel. Mr. Bisaro also serves as Secretary. Prior to joining the Company in 1992 as General Counsel, Mr. Bisaro was associated with the law firm of Winston & Strawn, and a predecessor firm, Bishop, Cook, Purcell and Reynolds.

         ROBERT J. BOLGER, 78, was elected a Director of the Company in February 1988. Mr. Bolger has been President of Robert J. Bolger Associates, a marketing consulting company since January 1988. From 1962 through 1987, he served as President of the National Association of Chain Drug Stores, a major trade association.

         MICHAEL F. FLORENCE, 63, was elected a Director of the Company in February 1988. Mr. Florence is President of Sherfam, Inc. and has been since 1989. He is also Vice President of Shermfin Inc., Vice President of Apotex, Inc. and Vice President of Sherman Delaware, Inc. From January 1964 through April 1989, Mr. Florence was a partner in Wm. Eisenberg & Co., Canadian Chartered Accountants. He is also President and a Director of Citadel Gold Mines, Inc. Mr. Florence and Dr. Sherman are brothers-in-law.

         JACOB ("JACK") M. KAY, 60, was elected a Director of the Company in December 1994. Mr. Kay is President of Apotex, Inc., and also serves as Chair of the Canadian Drug Manufacturers Association. He is also a Director of Humber River Regional Hospital (Toronto), Chair of the Canadian Schizophrenia Foundation, and a Director of Cangene Corporation.

         BERNARD C. SHERMAN, 58, was Chairman of the Board of the Company from July 1981 to January 1993. He remains a Director of the Company. Dr. Sherman is Chief Executive Officer and Chairman of the Board of Apotex, Inc., a Canadian manufacturer of generic drugs. He is also Chairman of the Board of Cangene Corp., President of Sherman Delaware, Inc. and President of Shermfin Inc.

         GEORGE P. STEPHAN, 67, was elected a Director of the Company in February 1988. In April 1990, Mr. Stephan retired as Vice Chairman of Kollmorgen Corporation (NYSE), a diversified, international technology company in which he had served in several executive capacities for over 20 years. Mr. Stephan was also a director of Kollmorgen since 1982 and served as Chairman of the Board from 1991 to 1996. He continued as a director of Kollmorgen until June 2000, when it was acquired by Danaher Corporation. From 1994 to April 1999 Mr. Stephan also was a Managing Director of Stonington Group LLC, financial intermediaries and consultants. He is currently a business consultant and a director of Sartorius Sports Limited, a privately held specialty sports retailer.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                             OF THE ABOVE NOMINEES.


PROPOSAL 2.       APPROVAL OF THE AMENDMENT TO THE 1993 STOCK INCENTIVE PLAN

         In December 1993, the shareholders ratified the adoption by the Board of Directors of the 1993 Stock Incentive Plan (the "Plan"). The purpose of the Plan, among other things, is to provide competitive incentives that will attract, retain, motivate and reward employees. After giving effect to the March 1996, May 1997 and June 2000 3-for-2 stock splits, and an amend-ment to the plan in 1996, an aggregate of 2,932,785 shares of Common Stock are available under the Plan, of which 2,276,626 shares are subject to outstanding options as of June 30, 2000, including 1,726,576 shares subject to options held by the Company's Officers as a group. The closing price of the Company's Common Stock on August 28, 2000, as reported on the New York Stock Exchange, was $72.44 per share.

         The Board recommends approval of an amendment to the Plan to ensure that the Company will continue to have an adequate number of shares of Common Stock available for grants of incentive stock options ("ISOs") that qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and stock options that do not so qualify ("non-qualified stock options" or "NQSOs"). Upon approval of the amendment the total number of shares of Common Stock for which options may be granted under this Plan will increase by 1,500,000 shares to an aggregate of 4,432,785 shares. No other provision of the Plan will be changed by the proposed amendment.

         In addition to stock options, the Plan permits the grant of stock appreciation rights, stock bonuses, restricted stock awards, performance unit awards and any other awards that provide the participant with the right to purchase or otherwise acquire shares of Common Stock or that are valued by reference to the market value of shares of Common Stock. Although the Plan permits the Committee to grant a wide variety of awards, the Plan does not obligate the Committee to do so and the Committee has not previously done so and does not currently anticipate doing so.

         Under current law, there are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or a NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is included in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for optionee will be treated as a capital gain or loss. On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will be generally taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
               OF THE AMENDMENT TO THE 1993 STOCK INCENTIVE PLAN.

OWNERSHIP OF SECURITIES

         The following table sets forth information regarding the beneficial ownership of the Company's voting securities on June 30, 2000, except as noted below, by (i) each person who beneficially owns more than 5% of the Company's voting securities; (ii) each Director of the Company; (iii) each Officer of the Company named in the Summary Compensation Table; and (iv) all Directors and Officers of the Company as a group.

Name and Address of
Beneficial Owner                                        Number of Shares           Common Percent
-------------------------------------------------------------------------------------------------
Bernard C. Sherman(1)                                     14,832,038(2)                 40.6%
150 Signet Drive, Weston, Ontario, Canada M9L 1T9

Bruce L. Downey(1)                                           590,903(3)                  1.6%

Edwin A. Cohen(1)                                            280,029(3)                   *

Paul M. Bisaro(1)                                            190,361(3)                   *

George P. Stephan(1)                                         146,250(3)                   *

Timothy P. Catlett                                            80,402(3)                   *

Jacob M. Kay(1)                                               72,000(3)                   *

Robert J. Bolger(1)                                           61,875(3)                   *

Salah U. Ahmed                                                68,355(3)                   *

Michael F. Florence(1)                                        34,125(3)                   *

Mary E. Petit                                                 37,000(3)                   *

All Directors and Officers
as a group (21 persons)                                   16,875,580(3)                46.18%


*    Less than 1%

(1)  A Director of the Company

(2) Consists of 14,832,038 common shares held of record by Sherman Delaware, Inc. ("SDI"), of which 14,496,638 shares have been pledged to banks to secure a guaranty by SDI.

(3) Includes shares of common stock which Directors and Officers have currently exercisable rights to acquire through the exercise of incentive and non-qualified options, in the amount of 419,998 shares for Mr. Downey, 131,062 shares for Mr. Cohen, 146,250 shares for Mr. Stephan, 61,875 shares for Mr. Bolger, 34,125 shares for Mr. Florence, 72,000 shares for Mr. Kay, 28,045 shares for Mr. Ahmed, 173,306 shares for Mr. Bisaro, 22,500 shares for Ms. Petit, 63,919 shares for Mr. Catlett and 1,479,424 shares for all Directors and Officers as a group.

EXECUTIVE COMPENSATION

         The following table sets forth as to the Chairman and Chief Executive Officer, and the four other Executive Officers earning the highest aggregate compensation in the fiscal year ended June 30, 2000, the compensation earned, awarded or paid for services rendered to the Company in all capacities during each of the three fiscal years ended June 30, 2000, in which each such person served as an Officer.


                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                               Annual Compensation                           Awards
                                     ------------------------------------------------------------------------------------
                                                                                              Stock            All Other
 Name &                              Year            Salary             Bonus ($)            Options         Compensation
 Principal Position                                  ($)(1)                                  (#)(2)             ($)(3)
-------------------------------------------------------------------------------------------------------------------------
 Bruce L. Downey                     2000           $550,000            $300,000             60,000             $84,901
 Chairman and                        1999            548,654             300,000             74,999              15,000
 CEO                                 1998            498,846             300,000             59,999              15,000

 Paul M. Bisaro                      2000            259,250             110,000             40,000              35,425
 President, COO                      1999            239,731              95,000             29,999              17,000
 & Secretary                         1998            229,539              90,000             29,999              15,000

 Mary E. Petit                       2000            240,000              95,000                 --              33,500
 Senior Vice President               1999            239,731              95,000             22,500              17,000
 Prop. Product Devel.                1998            229,539              90,000             22,500              15,000

 Timothy P. Catlett                  2000            234,692              90,000             20,000              32,469
 Senior Vice President               1999            224,596              90,000             29,999              16,250
 Sales & Marketing                   1998            209,307              80,000             22,500              15,000

 Salah U. Ahmed                      2000            199,692             105,000             20,000              30,469
 Vice President                      1999            189,461             105,000             22,500              16,000
 Product Development                 1998            169,539              95,000             22,500              15,000


(1) Includes amounts deferred by the employee (a) for all years under the Company's Savings and Retirement Plan, and (b) for 2000 under the Company's Excess Savings and Retirement Plan.

(2) Stock options adjusted for the June 2000 3-for-2 stock split effected in the form of a 50% stock dividend.

(3) The amounts shown in this column represent the Company's annual contributions to its Savings and Retirement Plan and, in fiscal 2000, also includes its annual contribution to the Company's Excess Savings and Retirement Plan.

OPTION GRANTS

         The following table shows all stock options that were granted to the Officers named in the Summary Compensation Table during the fiscal year ended June 30, 2000.


                      OPTION GRANTS IN THE LAST FISCAL YEAR

                              Individual Grants (1)
                            -------------------------
                             Number of    % of Total                                      Potential Realizable Value at
                              Shares       Options                                            Assumed Annual Rates
                            Underlying    Granted to      Per Share                        Of Stock Price Appreciation
                             Options     Employees In    Exercise or    Expiration               for Option Term
                                                                                       ---------------------------------
Name                        Granted (#)   Fiscal Year    Base Price        Date            5%($)              10%($)
------------------------------------------------------------------------------------------------------------------------
Bruce L. Downey               74,999         12%           $24.890        8/11/09      $  1,173,973       $    2,975,079

Salah U. Ahmed                22,500          4%           $24.890        8/11/09           352,197              892,536

Paul M. Bisaro                29,999          5%           $24.890        8/11/09           469,580            1,190,008

Timothy P. Catlett            29,999          5%           $24.890        8/11/09           469,580            1,190,008

Mary E. Petit                 22,500          4%           $24.890        8/11/09           352,197              892,536

All Shareholders (2)                                                                   $981,532,778       $2,487,396,772


(1) Consists of options granted under the Company's 1993 Stock Incentive Plan, as amended. All options listed were granted on August 11, 1999. This plan permits the Compensation Committee in its discretion to cancel any option granted under such plan and re-grant it at a lower price, however, no such action was taken during the fiscal year.

(2) Potential realizable values for all shareholders are based on 34,827,937 shares outstanding as of June 30, 2000, and the per share market price of $44.813 on that date.

         Note: The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for a grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND OPTION VALUES

         The following table provides information as to the value of options exercised and options held by Officers named in the Summary Compensation Table.


   AGGREGATED OPTION EXERCISES AND FISCAL YEAR END JUNE 30, 2000 OPTION VALUES

                             Shares                      Number of Shares Subject to         Value of Unexercised In-the-
                            Acquired        Value      Unexercised Options at Year-End       Money Options at Year-End(2)
 Name                      on Exercise   Realized(1)    Exercisable     Unexercisable       Exercisable       Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Bruce L. Downey                  --      $       --       419,998          134,996          $14,341,126        $2,750,055

Salah U. Ahmed               61,141       1,131,994        28,045           42,499              755,171           873,288

Paul M. Bisaro               28,499         703,939       173,306           54,997            6,066,725         1,133,727

Timothy P. Catlett           32,421         900,533        63,919           52,498            1,899,677         1,068,618

Mary E. Petit                56,301       1,600,074        22,500           44,999              442,181           919,219


(1) Valued at the difference between the fair market value of the shares at the time of exercise and the options' exercise price.

(2) Valued at the difference between the fair market value of the shares at June 30, 2000 ($44.813) and the options' exercise price.

Note: All options held by these individuals are in the money based on the June 30, 2000 closing price of $44.813 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Regulations of the Securities and Exchange Commission require the Compensation Committee of the board of directors of a publicly-traded company to publish in each proxy statement involving the election of directors a report addressing certain aspects of executive officer compensation for the last completed fiscal year. The following report is provided pursuant to those regulations.

         The Compensation Committee decides or recommends to the Board for its decision on all matters of policy relating to compensation of executive management and approves the salaries of Officers (other than an Officer-Director, whose salary is approved by the Board). The Committee also approves grants of stock options.

         Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses and awards of stock options, with the last two being variable. In making its decisions or recommendations, the Committee takes into account factors it deems relevant to the specific compensation component being considered, including compensation paid by other business organizations of comparable size in the same industry and related industries, profitability, the attainment of annual individual and business objectives, an assessment of individual contributions relative to others and historic compensation awards.


         The Committee considered the factors described above in determining Mr. Downey's total compensation. Specifically, the Committee and the Board recognized that during fiscal 2000, under Mr. Downey's leadership, the Company, among other things, met strategic objectives approved by the Company's Board of Directors. During fiscal 2000, the Company reported the most successful and profitable year in its history, resulting from the achievement of several key corporate objectives. These included the continued market share expansion of Tamoxifen Citrate and Warfarin Sodium. The Company also continued the execution of its patent challenge strategy, including arguing the successful appeal of the Prozac(R) patent challenge and initiating the challenge of two branded oral contraceptives. Also during fiscal 2000, the Company made significant progress in its transition from a pure generic pharmaceutical manufacturer to a fully integrated, specialty pharmaceutical company, with the filing of Investigational New Drug(IND) applications with the FDA for the CyPat(TM) therapy related to the symptoms of prostate cancer therapy and the SEASONALE(TM) oral contraceptive. In addition, the Company completed an alliance with DuPont Pharmaceuticals that simultaneously provided co-development funding for three of the Company's proprietary products, a marketing partner with a fourth product, and allowed Barr to enter proprietary product marketing by assuming responsibility for DuPont's VIAPSPAN(R) organ transplant preservation agent. The Company also effected its third stock split in four years.

         Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer and to each of the other four highest paid executive officers. Under the Code and corresponding regulations, compensation that is based on attainment of pre-established, objective performance goals and complies with certain other requirements will be excluded from the $1,000,000 deduction limitation. Regulations under Section 162(m) provide that gain realized upon the exercise of stock options can qualify as "performance-based" compensation if various conditions are satisfied. Certain of those conditions were not satisfied for some of the options outstanding under the Company's 1993 Stock Incentive Plan and 1986 Stock Option Plan. When the Company became aware of this situation, it took the action required so that the gain realized from exercising options granted thereafter will be excluded from the deductibility limitations under Section 162(m). During the fiscal year ended June 30, 2000 all taxable income of the Company's chief executive officer and its other four highest paid executive officers in excess of $1,000,000 qualified as "performance-based" compensation.

                              The Compensation Committee
                              Michael F. Florence
                              George P. Stephan



EXECUTIVE AGREEMENTS

         On January 4, 1993, the Company employed Mr. Downey as President and Chief Operating Officer. He was subsequently elected Chairman of the Board and Chief Executive Officer. Mr. Downey's Employment Agreement, entered into in 1993, continues from year-to-year unless terminated by either party. Under the Agreement, he is paid a base salary, presently $650,000 per year, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without cause or by Mr. Downey for good reason, he will be entitled to a lump sum payment equal to 18 months base salary then in effect.

         On October 28, 1999, the Company elected Mr. Bisaro to the position of President and Chief Operating Officer. Mr. Bisaro's Employment Agreement continues from year-to-year unless terminated by either party. Under the Agreement, he is paid a base salary, presently $325,000 per year, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without cause or by Mr. Bisaro for good reason, he will be entitled to a lump sum payment equal to 18 months base salary then in effect.

PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder returns on the Common Stock (BRL) for the last five fiscal years with the cumulative total return of the Standard & Poor's Health Care Drugs Index and the Standard & Poor's 500 Index over the same period, assuming an investment of $100 in the Common Stock, the S&P Health Care Drugs Index and the S&P 500 Index on June 30, 1995, and reinvestment of dividends.

                 Comparison of Five Year Cumulative Total Return

                                  [LINE GRAPH]


                            FISCAL YEAR ENDED JUNE 30
                            $100 Invested on 06/30/95

                                                                       JUNE 30,
 COMPANY/INDEX NAME                  1995         1996           1997          1998            1999          2000
-----------------------------------------------------------------------------------------------------------------
 Barr Laboratories, Inc.             $100      $178.61        $457.80       $413.58         $414.88       $699.36
 S&P Health Care Drugs Index          100       148.73         232.52        347.88          382.62        440.55
 S&P 500 Index                        100       126.00         169.73        220.92          271.19        280.85

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the fiscal year ended June 30, 2000, the Company sold certain of its pharmaceutical products and bulk pharmaceutical materials in the amount of $7,479,000 to companies owned or controlled by Dr. Bernard Sherman, a Director of the Company. The Company also purchased bulk pharmaceutical materials from a company owned by Dr. Sherman in the amount of $2,716,000. The Company believes the amounts of such transactions approximate the amounts of similar transactions with unaffiliated third parties.

         During fiscal 1996, the Company also entered a multi-year agreement with a company owned by Dr. Sherman to share costs in connection with one of its patent challenges. For the year ended June 30, 2000, the Company received $668,000 in connection with such agreement.

         During the fiscal year ended June 30, 1999, the Company obtained multi-year directors and officers liability insurance coverage from National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Federal Insurance Company. These policies cover the period from October 1, 1998 through September 30, 2001 and insure the Company for certain obligations incurred in the indemnification of its Directors and Officers under New York law and insure Directors and Officers where such indemnification is not provided by the Company. The three-year cost of the policies is $638,957.

         The Company has also purchased an insurance policy from Federal Insurance Company that provides coverage for employees (including officers) who are fiduciaries of the Company's employee benefit plans against expenses and defense costs incurred as a result of alleged breaches of fiduciary duty as defined in ERISA. The one-year cost of the current policy is $6,120.


RECEIPT OF SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be presented at the 2001 Annual Meeting must be received by the Company at 2 Quaker Road, P.O. Box 2900, Pomona, New York 10970-0519; Attention: The Secretary, not later than May 28, 2001.


OTHER MATTERS

         Services performed by Deloitte & Touche LLP, the Company's independent accountants, for the year ended June 30, 2000, consisted of an audit of the consolidated financial statements of the Company, an audit of the financial statements of the Barr Laboratories, Inc. Savings and Retirement Plan, preparation of the Company's federal and state tax returns, and limited assistance and consultation in connection with pending accounting and tax matters.

         The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions which may be raised at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

                          BARR LABORATORIES, INC. PROXY

The undersigned hereby acknowledge receipt of the Proxy Statement and Notice of Annual Meeting to be held October 26, 2000.

                                                  Date: __________________, 2000


                                                  ________________________(SEAL)


                                                  ________________________(SEAL)

                                                  (Please sign exactly as your
                                                  name appears hereon. If stock
                                                  is registered in more than one
                                                  name, each holder should sign.
                                                  When signing as an attorney,
                                                  administrator, executor,
                                                  guardian or trustee, please
                                                  add your title as such. If
                                                  executed by a corporation, the
                                                  proxy should be signed by a
                                                  duly authorized officer).

                                                  PLEASE DATE AND PROMPTLY
                                                  RETURN THIS PROXY IN THE
                                                  ENCLOSED ENVELOPE. NO POSTAGE
                                                  IS REQUIRED IF MAILED IN THE
                                                  UNITED STATES.

                                                  I PLAN TO ATTEND:___Yes ___No

                             BARR LABORATORIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 26, 2000

The undersigned hereby appoints Bruce L. Downey and Edwin A. Cohen, jointly or individually, proxies with the power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders at 10:00 AM, on October 26, 2000, at the Plaza Hotel, 5th Avenue and Central Park South, New York, NY or adjournments thereof.

    1. ELECTION OF DIRECTORS     / /  For all nominees listed below (except as
                                      marked)

                                 / /  Withhold authority to vote for nominees

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

    Paul M.Bisaro, Robert J. Bolger, Edwin A. Cohen, Bruce L. Downey, Michael F. Florence, Jacob M. Kay, Bernard C. Sherman, George P. Stephan

    2. AMENDMENT OF 1993 STOCK INCENTIVE PLAN

                                        For / /     Against / /     Abstain  / /

    3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ADJOURNMENTS THEREOF.

             THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.